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                          MANAGEMENT SERVICES AGREEMENT



         THIS MANAGEMENT SERVICES AGREEMENT (this "AGREEMENT") is entered into as of February 1, 2003, by and between 345 W. 37TH CORP., a New York corporation, having an office at 341-345 West 37th Street, New York, New York 10018 ("OWNER"), and G-III LEATHER FASHIONS INC., a New York corporation, having an office at 512 Seventh Avenue, New York, New York 10018 ("MANAGER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Owner holds fee title to certain real property and improvements located thereon having the address 341-345 West 37th Street, New York, New York ("PROPERTY"); and

         WHEREAS, Manager is a tenant of the Property and possesses the personnel, skill and experience necessary for the efficient management of the Property; and

         WHEREAS, Owner desires to retain Manager to manage the Property, and Manager desires to render such management services to Owner, all upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Manager hereby agree as follows:



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                                   ARTICLE I.
                                APPOINTMENT; TERM

         1.1 APPOINTMENT OF MANAGER. Owner hereby appoints Manager to manage the Property upon the terms and conditions herein set forth. Manager hereby accepts such appointment, on the terms and conditions herein set forth, and agrees to perform the services herein provided.

         1.2 TERM. The term of this Agreement shall commence February 1, 2003, and unless sooner terminated as hereinafter provided, shall continue through January 31, 2006.

         1.3 RIGHT TO TERMINATE. Either party hereto may terminate the term of this Agreement, without cause, upon sixty (60) days prior written notice to the other party hereto, provided that such termination shall be effective only on the last day of a calendar month. Owner may terminate the term of this Agreement upon ten (10) days prior written notice to Manager in the event Manager defaults in the performance of any of its obligations hereunder. Upon termination of the term of this Agreement, Manager shall be entitled to its Management Fee (as that term is hereinafter defined) through the effective date of such termination, provided that Manager shall deliver to Owner all materials, supplies, keys, contracts, insurance policies, accounting records or other documentation pertaining to its services hereunder and/or the Property and shall otherwise fully cooperate with Owner in connection with Manager's winding up performance of its services hereunder.



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                                   ARTICLE II.
                                DUTIES OF MANAGER

         2.1 PERFORMANCE OF DUTIES. Manager shall manage, maintain and service the Property in a diligent and careful manner consistent with reasonable guidelines submitted by Owner to Manager from time to time during the term of this Agreement.

         2.2 GENERAL. In order to facilitate the efficient operation of the Property, Manager shall inform itself with respect to the layout, construction, character and operation of the electrical, lighting, heating, air-conditioning, plumbing and ventilating systems, as well as elevators and all other mechanical and electrical equipment and systems located at the Property.

         2.3 REPAIRS AND MAINTENANCE. Manager shall maintain the Property or cause the Property to be maintained, at Owners expense, in an attractive, clean and sanitary condition, a good state of repair and otherwise in accordance with the standards specified in the first sentence of Section 2.1 hereof. Such maintenance shall include cleaning, rubbish removal, normal, recurring repairs, replacements and maintenance, including, but not limited to exterior grounds, repairs to improvements, maintenance of mechanical systems and equipment, and such other normal repair, replacement and maintenance work as may be reasonably advisable or necessary as determined by Owner from time to time. Manager shall have the right to cause one or more of its employees to perform the services of superintendent of the Property and to charge Owner that portion of the cost of


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the wages and benefits of such employee(s) that is reasonably allocable to time spent by such employee(s) in performing such services on behalf of Owner.

         2.4 PURCHASE OF SUPPLIES AND MATERIAL. Manager shall purchase, on behalf of Owner and at Owners expense, all equipment, tools, appliances, materials and supplies reasonably necessary or desirable for the care, maintenance and operation of the Property. All such purchases shall be subject to the prior review and approval of Owner. Such purchases shall be used solely in connection with the operation and maintenance of the Property. Manager shall maintain records for all equipment, tools, appliances, materials and supplies purchased hereunder by Manager for use in the care, maintenance and operation of the Property. Such records shall be stored at the Property and shall be the property of Owner.

         2.5 LEASING. Manager shall assist Owner in leasing the Property under and pursuant to such forms of lease and on such terms and conditions as Owner may deem appropriate from time to time. Although Manager shall not receive any leasing commissions in connection with its services pursuant to this Section 2.5, the parties hereto understand and agree that Manager may determine, from time to time, that it is necessary or desirable to pay leasing commissions to outside brokers in order to fully and properly lease the Property. In such instances, Manager shall consult with Owner as to the payment of such commissions prior to incurring liability therefor.

         2.6 COLLECTION. Manager shall use commercially reasonable efforts to collect rents and other charges payable by tenants of the Property. Manager may, with the prior written approval of Owner, in the name of and at the expense of Owner, retain legal counsel selected by Owner to


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institute legal actions or proceedings (i) for the collection of rent or other charges payable by tenants, (ii) for the ouster or eviction of tenants or other persons/entities from the Property, or (iii) in order to otherwise preserve and protect Owner's rights against tenants or other persons/entities with respect to the Property.

         2.7 ACCOUNTS. Manager shall render detailed quarterly statements of receipts and disbursements with respect to the operation of the Property. Such statements shall reflect cash basis accounting, be maintained in accordance with generally accepted accounting principles, consistently applied, list all accounts payable and accounts receivable (including rents from tenants of the Property) thirty (30) or more days past due and break down expenses and charges into major categories. Manager shall consult with Owner, from time to time, or as requested by Owner, concerning the amount necessary to be allocated for operating and/or capital improvement reserves. Upon Owner's request, Manager shall render to Owner evidence of all receipts and disbursements concerning the Property. Owner shall have the right of inspection of all books, records and accounts respecting the Property at all reasonable times upon reasonable notice.

         2.8 INSURANCE. Manager shall obtain, from Owner's funds if Owner shall direct Manager so to do, policies of insurance covering such perils and in such amounts as may be required by Owner. Manager shall deliver the originals of any such policies of insurance, together with any required endorsements, directly to Owner (subject to requirements of any mortgage which is a lien on the Property). Manager and Owner shall cooperate in the making and delivering of all reports, notices and other items required in connection with any such policies of insurance.



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         2.9 COMPLIANCE WITH LAWS. Manager shall use good faith efforts to manage the Property in compliance with all laws and regulations of any federal, state, county or municipal authority having jurisdiction over the Property and as required pursuant to the terms and provisions of any mortgage encumbering all or a portion of the Property. Manager shall at all times during the term of this Agreement maintain in full force and effect all such licenses, permits, consents and authorizations as may be necessary for the operation of the Property and as are required for any of the various services to be performed by Manager hereunder and cooperate with Owner to ensure Owner's compliance with its obligations under all mortgages encumbering all or a portion of the Property.

         2.10 TAXES AND ASSESSMENTS. At least once each year during the term of this Agreement, Manager shall review and report to Owner on all real estate and personal property taxes and assessments affecting the Property. If Owner requests, Manager shall, on behalf of Owner and at Owner's expense, commence and diligently prosecute, or cause to be commenced and prosecuted, appropriate proceedings to contest such taxes or assessments.

         2.11 TENANT COMPLAINTS; DEFECT NOTICES. Manager shall respond to complaints and requests from tenants of the Property and shall notify Owner of any material complaint or lease default by any such tenant. Manager shall also promptly notify Owner of any (i) violation of any governmental requirement(s) received by Manager relating to the Property or Manager's services hereunder;
(ii) defect in the Property known to Manager; (iii) advisory or directive received by Manager concerning the use of hazardous or toxic materials at the Property; (iv) threatened or


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pending condemnation of all or a portion of the Property; and (v) fire or other damage to the Property.

         2.12 NOTICES OF CLAIM OF INJURY OR DAMAGE. Manager shall promptly notify Owner's general liability insurance carrier and Owner of any personal injury or property damage occurring at the Property to, or claimed by, a tenant thereof or any other person/entity. Manager shall promptly forward to such carrier and to Owner any summons, subpoena or other legal documents served upon Manager relating to actual or alleged potential liability of Owner, Manager or the Property.

         2.13 ASSISTANCE WITH PROPOSED SALE OR FINANCING. Manager shall cooperate with and assist Owner in any attempt(s) by Owner to sell or mortgage all or a portion of the Property. Such cooperation and assistance shall include, without limitation, answering prospective purchasers' questions with respect to the Property or tenant leases and notifying tenants in the event of the sale of the Property. When requested by Owner, Manager shall (i) prepare a list of all personal property owned or leased by Owner and used at the Property or in its operation and (ii) use commercially reasonable efforts to promptly obtain lease estoppels certificates and/or subordination and non-disturbance agreements (on a form approved by Owner) from tenants for the benefit of Owner and/or a proposed purchaser or mortgagee.


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                                  ARTICLE III.
                                  COMPENSATION

         3.1 COMPENSATION. As compensation for Manager's performance of management services with respect to the Property pursuant to this Agreement, Manager shall receive from Owner a management fee ("MANAGEMENT FEE") in the amount of One Thousand Two Hundred Fifty Dollars ($1,250) per month. In addition to the Management Fee, Owner shall reimburse Manager within twenty (20) days after receipt of a statement from Manager, accompanied by reasonably satisfactory supporting documentation, with respect to authorized expenses incurred by Manager in providing services hereunder.

                                   ARTICLE IV.
                                   INDEMNITIES

         4.1 INDEMNIFICATION BY OWNER. Owner shall indemnify, hold harmless and defend Manager, its officers, directors, employees and agents (collectively, "MANAGER INDEMNIFIED PARTY") from and against any liability, loss, cost or expense (including, without limitation, reasonable attorneys' fees, disbursements and court costs) (collectively, "CLAIM") incurred by a Manager Indemnified Party in connection with Manager's performance of its duties under this Agreement, except to the extent that a Claim shall be caused by or arise out of the negligence or willful misconduct of a Manager Indemnified Party.



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         4.2 INDEMNIFICATION BY MANAGER. Manager shall indemnify, hold harmless and defend Owner, its officers, directors, employees and agents (collectively, "OWNER INDEMNIFIED PARTY") from and against any Claim incurred by an Owner Indemnified Party in connection with Manager's negligence or willful misconduct or Manager's failure to perform its obligations hereunder.

                                   ARTICLE V.
                                     GENERAL

         5.1 NOTICES. Any notice, consent, request, demand or communication under this Agreement by either party hereto to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight mail service to such other party and a receipt has been obtained or on the third day after being mailed in a postpaid envelope (registered or certified, return receipt requested) addressed to such other party at its address set forth above, or if the address of such other party for notices shall have been duly changed as hereinafter provided, if so mailed to such other party at such changed address. Either party may at any time change the address for notices hereunder by a notice stating the change and setting forth the changed address.

         5.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Manager may not assign its rights or obligations under this Agreement without the prior written consent of Owner, which consent Owner may withhold in its sole discretion.



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         5.3 STATUS OF MANAGER. Manager acknowledges and agrees that it is performing services under this Agreement and acting solely as agent for Owner, subject to the terms and conditions hereof, and not as a partner, joint venturer or employee of Owner. Accordingly, Manager, its officers, directors, employees, agents and/or subcontractors shall have no authority to bind or obligate Owner in any manner whatsoever.

         5.4 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior oral or written agreements, understandings, representations and covenants.

         5.5 AMENDMENT AND WAIVER. This Agreement may be altered, amended or terminated only by an instrument in writing signed by both Owner and Manager. Notwithstanding the foregoing, a provision of this Agreement may be waived only if it is set forth in a written instrument signed by the party against whom enforcement of the waiver is sought.

         5.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any person, entity or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

         5.7 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.



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IN WITNESS WHEREOF, Owner and Manager have caused this Agreement to be executed as of the date first written above.

                                             OWNER:

                                             345 W. 37th CORP.


                                             By:    /s/ Morris Goldfarb
                                                    --------------------------
                                             Name:  Morris Goldfarb
                                             Title: Chief Executive Officer


                                             MANAGER:

                                             G-III LEATHER FASHIONS INC.


                                             By:    /s/ Wayne Miller
                                                    --------------------------
                                             Name:  Wayne S. Miller
                                             Title: Chief Financial Officer



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